Exhibit 10.36

ANALOG DEVICES, INC.
AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

1. Establishment and Purposes of the Plan. The Analog Devices, Inc. Amended and Restated 1996 Stock Incentive Plan constitutes an amendment, restatement and renaming of the Maxim Integrated Products, Inc. 1996 Stock Incentive Plan, which was most recently approved by the stockholders of Maxim on November 9, 2016, assumed by the Company following its acquisition of Maxim and amended and restated by the Board as of April 26, 2021. The Plan is established to utilize all unissued shares of Maxim common stock reserved for issuance under the Maxim Integrated Products, Inc. 1996 Stock Incentive Plan as of the Effective Time (as adjusted for issuance under the Plan). The purposes of this 1996 Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange
Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock and Restricted Stock Units.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including an Option Agreement. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means:

(i) any willful failure by the Grantee, which failure is not cured within 30 days of written notice to the Grantee from the Company, to perform his or her material responsibilities to the Company; or

(ii) any willful misconduct by the Grantee which affects the business reputation of the Company.

(h) “Change in Control Event” means:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (ii) of this definition; or

(ii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iii) the liquidation or dissolution of the Company.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(j) “Committee” means any committee appointed by the Board to administer the Plan. (k) “Common Stock” means the Common Stock of the Company.

(l) “Company” means Analog Devices, Inc., a Massachusetts corporation.

(m) “Consultant” means any person who is a consultant, advisor, independent contractor, vendor, customer or other person having a past, current or prospective business relationship with the Company or any Parent or Subsidiary.

(n) “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(o) “Director” means a member of the Board who is an Employee.

(p) “Effective Time” means the time the "Certificate of Merger" (as such term is defined in the Merger Agreement) is filed with the Delaware Secretary of State or such later time as may be mutually agreed to in writing by the Company and Maxim and specified in the Certificate of Merger.

(q) “Employee” means any person, including an Officer or Director, who (i) was not employed by the Company, any Parent or Subsidiary of the Company (other than Maxim or its subsidiaries acquired by the Company under the Merger Agreement), or any other affiliated entity of the Company at or immediately prior to the Effective Time; and (ii) is treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of the Company or a Parent or Subsidiary of the Company; provided, however, that neither service as a Director nor payment of a Director's fee shall be sufficient to constitute employment for purposes of the Plan.

(r) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) Where there exists a public market for the Common Stock, the Fair Market Value of a share of Common Stock shall be (A) the closing sale price of the Common Stock on the date of the determination (or, if no sales were reported on such date, on the last trading date on which sales were reported) on (1) the stock exchange determined by the Administrator to be the primary market for the Common Stock, or (2) the Nasdaq National Market, or (3) ,as reported by Market Sweep, a service from Interactive Data Services, Inc., or such other reporting source as the Administrator deems reliable; whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the closing price of a Share on the Nasdaq Small Cap Market or over-the-counter (Pink Over-The- Counter Markets Inc. Electronic Quotation Service), as applicable, on the date of the determination (or, if no such price was reported on that date, on the last date on which such price was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith (in a manner intended to comply with Section 409A).

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Good Reason” means any significant diminution in the Grantee’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any material reduction in the annual cash compensation payable to the Grantee from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Grantee is principally located to a location that is greater than fifty (50) miles from its location immediately prior to such Reorganization Event or Change in Control Event. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Grantee gives the Company notice of termination no more than ninety (90) days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected by the Company within thirty (30) days of the Company’s receipt of such notice and (z) the Grantee’s termination occurs within sixty (60) days following the Company’s receipt of such notice.

(v) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(w) “Maxim” means Maxim Integrated Products, Inc., a Delaware corporation.

(x) “Merger Agreement” means the Agreement and Plan of Merger by and among the Company, Magneto Corp., and Maxim, dated as of July 12, 2020.

(y) “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means a Non-Qualified Stock Option granted pursuant to the Plan.

(bb) “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including any amendments thereto.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance Goals” has the meaning given to it in Section 11.

(ee) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ff) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and there- fore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator.

(gg) “Plan” means this Amended and Restated 1996 Stock Incentive Plan.

(hh) “Reorganization Event” means (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(ii) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Section 409A” shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(oo) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp) “U.S. Taxpayer” means a Grantee who is, or may be, subject to taxation under the laws of the United States or a political subdivision thereof.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to this Plan is 8,309,183 Shares.

(b) Full Value Awards. Any Shares subject to Options will be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Awards of Restricted Stock or Restricted Stock Units with a per share or unit purchase price lower than one hundred percent (100%) of Fair Market Value on the date of grant will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with two Shares.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock and Restricted Stock Units, is forfeited to or repurchased by the Company, the unexercised Shares (or for Awards other than Options, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding anything contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3(a) and will not be available for future grants of Awards under this Plan or any other plans listed in Section 3(a): (i) Shares tendered by a Grantee or withheld by the Company in payment of the exercise price of an Option (or any other option granted under any other plans listed in Section 3(a)), and (ii) Shares tendered by a Grantee or withheld by the Company to satisfy any tax with- holding obligation with respect to an Award (or any other equity award granted under any other plans listed in Section 3(a)).

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Subject to Applicable Laws, the Board may authorize one or more Officers to grant such Awards and may limit such authority by requiring that such Awards must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

(iii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such
Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Admin- istrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder; (ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder; (iv) to determine the Fair Market Value;

(v) to approve forms of Award Agreement for use under the Plan;

(vi) to determine the terms and conditions of any Award granted hereunder;

(vii) to modify or amend the terms of any outstanding Award granted under the Plan in any lawful way, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that any provision of the Plan to the contrary notwithstanding, the Administrator shall not have the authority to reprice any outstanding Option, it being understood that “reprice” shall mean to amend any outstanding Option to reduce the exercise price;

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) notwithstanding any provision of the Plan to the contrary, in order to facilitate compliance with the tax, securities, foreign exchange, probate or other applicable provisions of the laws in other countries in which the Company or its Affiliates operate or have key employees or directors, the Administrator, in its discretion, shall have the power and authority to (A) determine which (if any) Employees, Directors, and/or Consultants rendering services or employed outside the U.S. are eligible to participate in the Plan or to receive any type of Award hereunder; (B) determine which non-U.S.-based Affiliates or operations (e.g., branches, representative offices) participate in the Plan or any type of Award hereunder; (C) modify the terms and conditions of any Awards made to such Employees, Directors, and/or Consultants, or with respect to such non-U.S.-based Affiliates or operations; and (D) establish sub-plans, modify methods of exercise, modify payment restrictions on sale or transfer of Shares and other terms and procedures to the extent deemed necessary or desirable by the Administrator to comply with Applicable Laws of the non-U.S. jurisdiction. The Administrator shall not, however, have the power or authority to amend the Plan with respect to the maximum aggregate number of Shares that may be issued under the Plan as set forth in Section 3(a), increase the Award limits as set forth in Sections 6, 7 and 8; or lengthen the term of an Option set forth in Section 6(c); and

(x) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility. Non-Qualified Stock Options, Restricted Stock and Restricted Stock Units may be granted to Employees, Directors and Consultants, which awards need not be identical. Employees providing services to an Affiliate that is not a Subsidiary are not eligible to receive Options, SARs or other “stock rights” within the meaning of Section 409A, unless (i) the Grantee is not a U.S. Taxpayer or (ii) the Committee determines that the Option, SAR or stock right is exempt from, or may be granted in compliance with, Section 409A. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors and Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Designation of a Grantee in any year shall not require the Administrator to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Grantee in any other year.

6. Terms and Conditions of Options.

(a) Conditions of Option. Subject to the terms of the Plan, the Administrator will determine the provisions, terms and conditions of each Option including, but not limited to, the Option vesting schedule, form of payment upon exercise of the Option and satisfaction of any performance criteria.

(b) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any individual in any Fiscal Year shall be 2,500,000. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 13.

(c) Term of Option. The Administrator will determine the term of each Option in its sole discretion, provided the term of an Option will not be more than ten (10) years from the date of grant.

(d) Option Exercise Price, Consideration and Taxes.

(i) Exercise Price. The per Share exercise price for an Option shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, the Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, unless otherwise provided in the Award Agreement, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(A) cash;

(B) check;

(C) surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(D) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price; or

(E) any combination of the foregoing methods of payment.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.

(A) Any Option granted hereunder will be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(B) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company or its designated agent (e.g., the exclusive, captive broker) in accordance with the terms of the Option, from the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company or its designated agent, or the appropriate exercise/sale transaction has been executed under subsection 6(d)(ii)(D) above. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Option, notwithstanding the exercise of an Option. The Company shall issue (or cause to be issued) such stock certificate in uncertificated form promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate in uncertificated form is issued, except as provided in the Award Agreement or Section 13, below.

To the extent that reporting of United States taxable income with respect to an Option exercise under subsections 6(d)(ii)(A)- (C) above is based on the fair market value of the underlying Shares on the date of exercise, the Company shall use the Fair Market Value on the day the Option is deemed exercised in accordance with this Section 6(e)(i)(B), that is the closing sales price (see Section 2(s)) on the day the written notice of exercise and full payment for the Shares (i.e., cashier’s check, money order, Shares (pursuant to subsection 6(d)(ii)(C) above) or readily available funds) are received by the Company or its designated agent. In the case of an exercise under subsection 6(d)(ii)(D) above, the United States taxable income will be calculated using the actual sales price of the underlying Shares subject to the Option.

(ii) Exercise of Option Following Termination of Employment, Director or Consulting Relationship. In the event of termination of a Grantee’s Continuous Status as an Employee, Director or Consultant with the Company for any reason other than disability or death (but not in the event of an Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only within three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise his or her Option to the extent that the Grantee was entitled to exercise it at the date of such termination or to such other extent as may be determined by the Administrator. Unless other- wise provided by the Administrator, if on the date of termination the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. To the extent that Grantee is not entitled to exercise the Option at the date of termination, or if Grantee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors or Consultants in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any Fiscal Year no Grantee will receive more than an aggregate of 1,250,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or other- wise alienated, or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions will lapse at a rate determined by the Administrator; provided, however, that Shares of Restricted Stock will not vest more rapidly than one- third (1/3rd) of the total number Shares of Restricted Stock subject to an Award each year from the date of grant (or, if applicable, the date a Grantee begins providing services to the Company or any of its Affiliates), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria, provided the period for measuring such performance will cover at least twelve (12) months. After the grant of Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock.

(f) Voting Rights. During the Period of Restriction, Grantees holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Grantees holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided by the Administrator. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will automatically revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any Fiscal Year, no Grantee will receive more than an aggregate of 1,250,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Grantee. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Grantee will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Grantee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

10. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

11. Performance Goals. Awards of Restricted Stock and Restricted Stock Units may be made subject to the attainment of performance goals relating to one or more business criteria and may provide for a targeted level or levels of achievement (“Performance Goals”) including, but not limited to, cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; free cash flow, free cash flow per Share, market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on net assets; sales growth; Share price; Share price performance relative to one or more peer companies; Share price performance relative to one or more indexes; total return to stockholders; or total return to stock- holders relative to one or more peer companies or indexes. The Performance Goals for a Grantee will be determined by the Administrator based on the Company’s tactical and strategic business objectives, which may differ from Grantee to Grantee and from Award to Award. The Administrator may make adjustments to the calculation of any Performance Goal with respect to any Grantee for any significant events or events that are unusual in nature or infrequent in occurrence and other non-recurring items affecting the Company and both before and after taking into account equity based compensation charges. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

12. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

13. Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

14. Reorganization and Change in Control Events.

(a) Effect on Awards Other than Restricted Stock.

(i) In connection with a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), the Board shall provide that all outstanding Awards other than Restricted Stock shall be assumed, or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that, notwithstanding anything to the contrary in the Plan, if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Award other than Restricted Stock or any other agreement between a Grantee and the Company (A) one-half of the number of shares subject to the Award other than Restricted Stock which were not already vested shall become vested and/or exercisable upon the occurrence of such Reorganization Event and, subject to (B) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such award, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date and (B) such assumed or substituted award other than Restricted Stock shall become immediately vested and/or exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Grantee’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Grantee or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Award other than Restricted Stock shall be considered to be assumed if, following consummation of the Reorganization Event, the award confers the right to purchase or receive, for each share of Common Stock subject to the award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise and/or vesting of the Awards other than Restricted Stock to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(ii) Notwithstanding the foregoing and anything to the contrary in the Plan, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Awards other than Restricted Stock, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Grantees, provide that all then unexercised or unvested Awards other than Restricted Stock will become vested and/or exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent, as applicable, exercised by the Grantees before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Awards other than Restricted Stock shall terminate upon consummation of such Reorganization Event and that each Grantee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Award other than Restricted Stock (whether or not then vested), exceeds (B) the aggregate exercise price of such Award other than Restricted Stock, if any.

(iii) Notwithstanding the terms of Section 14(a)(ii), in the case of outstanding Restricted Stock Units that are subject to Section 409A: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 14(a)(ii) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board otherwise may only undertake the actions set forth in Section 10(b)(2) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) or if such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units, then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(iv) Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Award other than Restricted Stock or any other agreement between a Grantee and the Company, and notwithstanding anything to the contrary in the Plan, the vesting schedule of such Award shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become vested and/or exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Award other than Restricted Stock, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Award other than Restricted Stock shall be immediately vested and/or exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Grantee’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Grantee or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(b) Effect on Awards of Restricted Stock.

(i) Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), the repurchase and other rights of the Company under each outstanding Award of Restricted Stock shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Award of Restricted Stock.

(ii) Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Award of Restricted Stock or any other agreement between a Grantee and the Company, and notwithstanding anything to the contrary in the Plan, the vesting schedule of all Awards of Restricted Stock shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Grantee’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Grantee or is terminated without Cause by the Company or the acquiring or succeeding corporation.

15. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy U.S. or non-U.S. federal, state, or local taxes (including the Grantee’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). The Company will have no obligation to permit exercise of an Award or to issue any Shares or cash pursuant to an Award, unless and until either the exercise of the Award or the issuance of Shares or cash pursuant thereto is accompanied by sufficient payment, as determined by the Company in its absolute discretion, to meet those withholding obligations on such exercise, issuance, lapse or disposition or other arrangements are made that are satisfactory to the Company in its absolute discretion to provide otherwise for such payment. The Company will have no liability to any Grantee or transferee for exercising the foregoing right not to permit exercise or issue or deliver Shares or cash.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum U.S. or non-U.S. federal, state or local marginal income tax rates applicable to the Grantee with respect to the Award on the date that the amount of tax to be withheld is to be determined. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16. Date of an Award. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination will be given to each Grantee to whom an Award is so granted within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 22 of the Plan, the term of the Plan shall remain in effect until August 11, 2024, unless terminated earlier under Section 18 of the Plan.

18. Section 409A

(a) The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 409A, such that there are no adverse tax consequences, interest, or penalties as a result of the payments. Notwithstanding anything else to the contrary herein, if any Award is subject to Section 409A, the Administrator may, in its sole discretion and without a Grantee’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

(b) Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six (6) month period or as soon as administratively practicable thereafter.

(c) A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service”.

19. No Guarantees Regarding Tax Treatment. Grantees (and their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Administrator and the Company make no guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Administrator nor the Company has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Grantee with respect thereto.

20. Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Grantee any rights that are greater than those of a general unsecured creditor of the Company. The Administrator may, but is not obligated, to authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

21. Amendment, Suspension or Termination of the Plan.

(a) The Administrator may at any time amend, suspend or terminate the Plan. To the extent required to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. Notwithstanding the foregoing, the Company shall, at all times, obtain stockholder approval prior to implementing any (i) exchange offer in which any outstanding Awards (or any other outstanding equity awards granted under any other plans listed in Section 3(a)) would be cancelled in exchange for new Awards of any kind or (ii) offer to purchase any outstanding Awards (or any other outstanding equity awards granted under any other plans listed in Section 3(a)) for any amount of cash, in each case, based on a new valuation of the Awards (or any other outstanding equity awards granted under any other plans listed in Section 3(a)) subject to such offer after their original grant dates.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

22. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without Cause.

24. Electronic Delivery. Any reference herein to a written agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

25. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the Commonwealth of Massachusetts.